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                                                                     Exhibit 5.2



November 17, 2004


Securities and Exchange Commission

PLACER DOME INC.

Ladies & Gentlemen:

         We hereby consent to the use of our name under the headings "Enforceability of Civil Liabilities", "Eligibility for Investment", "Plan of Distribution", "Legal Matters" and "Documents Filed as Part of the Registration Statement" in the Prospectus forming a part of the Registration Statement on Form F-10 (File no. 333-120288) dated November 17, 2004 relating to the proposed issuance of Placer Dome Inc.'s common shares. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission thereunder.

                                            Yours very truly,

                                            /s/ Edwards, Kenny & Bray




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